UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 7, 2010

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Wewatta Street

Denver, CO 80202

(Address of principal executive offices including Zip Code)

(303) 405-2100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On June 7, 2010 at the annual meeting of stockholders, the stockholders of DaVita Inc. (“DaVita”) approved an amendment (the “Amendment”) to the DaVita Inc. 2002 Equity Compensation Plan (the “Plan”), which was approved by DaVita’s Board of Directors on April 23, 2010, subject to stockholder approval. The Amendment to the Plan increases the number of shares of common stock available for issuance under the Plan by 10,000,000 shares.

The Plan permits the issuance of stock options, stock appreciation rights (“SARs”), including stock-settled stock appreciation rights (“SSARs”), restricted stock units and other forms of stock-based awards, including stock issuances and restricted stock. Generally, all employees, directors, and other persons providing bona fide services to us or any of our subsidiaries are eligible to receive awards under the Plan, and incentive stock options may only be awarded to employees. The maximum number of shares of common stock that may be subject to awards of stock options and SARs made to any single recipient in any consecutive twenty-four month period is 2,250,000 shares. The Plan is administered by our Compensation Committee, which has the authority to interpret the Plan and to adopt rules and procedures relating to the administration of the Plan. To the extent permitted by applicable law and the requirements of the NYSE, the Board of Directors may delegate the ability to make awards under the Plan.

Under the Plan, the number of shares available for issuance is reduced by 3.0 times the number of shares subject to an award of restricted stock units or other stock award and is reduced by 1.0 times the number of shares included in an award of options or SARs. Shares subject to outstanding options or other awards under the Plan that expire prior to the issuance of the shares subject to those options or awards will be available for subsequent issuance under the Plan. In addition, unvested shares issued under the Plan and subsequently forfeited to DaVita will be added back to the number of shares reserved for issuance under the Plan and will be available for subsequent issuance. Further, if any award under the Plan is settled for cash, the shares subject to the award will be available for subsequent issuance. In each case, the shares that are added back will be equal to the number of shares by which the shares available for issuance was reduced when the corresponding award was made. The following shares will not be added back to the shares available for use under the Plan: shares tendered or withheld to pay the option exercise price, shares tendered or withheld to satisfy tax withholding obligations upon the exercise or vesting of an award, or shares subject to SARs that are not issued in connection with the stock settlement of the SAR. In addition, any grants issued in substitution of a grant previously awarded by an entity acquired by DaVita to an individual who performed service for the acquired entity will not reduce the shares available for use under the Plan. The maximum number of shares that may be issued pursuant to incentive stock options under the Plan is 7,500,000 shares. This amount will not change as a result of the increase in authorized shares under the Amendment.

The foregoing summary description of the Plan is qualified in its entirety by reference to the actual terms of the Plan attached as Appendix A to DaVita’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 28, 2010.

Item 5.07.	Submission of Matters to Vote of Security Holders.

On June 7, 2010, we held our annual meeting of stockholders in Lakewood, Colorado. Represented in person or by proxy at the annual meeting were 94,009,421 shares of our common stock, or 90.52% of the total number of shares outstanding as of the record date. The results of matters submitted to a shareholder vote at the annual meeting are as follows:

Proposal 1. Election of Directors.

Nine board nominees for director were elected by a majority of the votes cast for a term of one year or until their successors are duly elected and qualified. The voting results are as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Pamela M. Arway	88,384,324	1,252,415	17,345	4,355,337
Charles G. Berg	85,748,542	3,826,709	78,833	4,355,337
Willard W. Brittain, Jr.	87,586,414	2,045,387	22,283	4,355,337
Paul J. Diaz	86,031,794	3,544,531	77,759	4,355,337
Peter T. Grauer	81,397,918	8,238,613	17,553	4,355,337

John M. Nehra	82,845,286	6,791,282	17,516	4,355,337
William L. Roper, MD, MPH	88,328,420	1,307,333	18,331	4,355,337
Kent J. Thiry	86,454,072	3,180,855	19,157	4,355,337
Roger J. Valine	82,885,050	6,750,356	18,678	4,355,337

Proposal 2. Amendment to our 2002 Equity Compensation Plan.

A proposal to approve the Amendment received the vote of a majority of the shares represented and entitled to vote at the meeting. The voting results are as follows:

For	Against	Abstain	Broker Non-Votes
53,445,175	31,409,258	4,799,651	4,355,337

Proposal 3. Ratification of appointment of independent registered public accounting firm.

The stockholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for 2010. The voting results are as follows:

For	Against	Abstain
91,586,773	2,405,494	17,154

Proposal 4. Stockholder proposal regarding stockholder action by written consent.

The proposal received the vote of a majority of the shares represented and entitled to vote at the meeting. The voting results are as follows:

For	Against	Abstain	Broker Non-Votes
50,705,741	38,708,920	239,423	4,355,337

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit(s)	Filing Date

10.1	DaVita Inc. 2002 Equity Compensation Plan	DEF 14A	001-14106	Appendix A	April 28, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: June 9, 2010	By:	/S/ KIM M. RIVERA
Kim M. Rivera
Vice President, General Counsel & Secretary

Exhibit Index

Exhibit	Description of Exhibit

10.1	DaVita Inc. 2002 Equity Compensation Plan (incorporated by reference from Appendix A to DaVita Inc.’s Definitive Proxy Statement on Schedule 14A filed on April 28, 2010).

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